Exhibit 10.3

AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT

(Incentive Stock Option)

This Amendment No. 1 to Stock Option Agreement (this “Amendment”) is made and entered into as of January 25, 2005 by and between Electro Scientific Industries, Inc., an Oregon corporation (the “Company”), and Nicholas Konidaris (“Optionee”).  The Company and Optionee are parties to a Stock Option Agreement dated as of July 13, 2004 (the “Original Agreement”).  Capitalized terms in this Amendment which are not defined herein shall have the meanings ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the usual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1.                                       A new paragraph is inserted at the end of the Original Agreement to read in its entirety as follows:

“The Board of Directors, in its discretion, may accelerate the vesting of any of the shares subject to the option (the “Accelerated Shares”), in which event the Accelerated Shares shall be restricted upon exercise, with the restriction to lapse with respect to 3,921 Accelerated Shares on each Full Vest date following the date of acceleration (by way of example, if the vesting of all of Optionee’s unvested options is accelerated effective August 1, 2005, the restriction on 3,921 of the Accelerated Shares would lapse on July 13, 2005, the restriction on another 3,921 of the Accelerated Shares would lapse on July 13, 2006, the restriction on another 3,921 of the Accelerated Shares would lapse on July 13, 2007 and the restriction on the remaining Accelerated Shares would lapse on July 13, 2008); provided, further, that such restrictions shall lapse upon any event under the Employment Agreement that would have caused the option to become immediately exercisable prior to the acceleration described in this section.  For purposes of this section, the restriction on the Accelerated Shares prohibits Optionee from selling, assigning, pledging, or in any manner transferring such restricted Accelerated Shares, or any right or interest in such restricted Accelerated Shares, whether voluntarily or by operation of law, or by gift, bequest or otherwise.  Any sale or transfer, or purported sale or transfer, of restricted Accelerated Shares, in violation of this provision shall be null and void.”

2.                                       Except as set forth in Section 1 hereof, the terms of the Original Agreement are unchanged and remain in full force and effect.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and effective as of the date first written above.

COMPANY:	ELECTRO SCIENTIFIC INDUSTRIES, INC.

By:
Name: John D/ Tompkins
Title: Chairman

OPTIONEE:
Nicholas Konidaris